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                                                                    EXHIBIT 3.01

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   INTUIT INC.
                  (ORIGINALLY INCORPORATED ON FEBRUARY 1, 1993)




        INTUIT INC., a Delaware corporation, hereby certifies that the Restated Certificate of Incorporation of the Company attached hereto as EXHIBIT "A", which is incorporated herein by this reference, and which restates and integrates, but does not further amend, the provisions of the certificate of incorporation of the Company as heretofore amended or supplemented, has been duly adopted by the Company's Board of Directors in accordance with Section 245 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the Company has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer this 19th day of January, 2000.

                                         INTUIT INC.

                                         By:    /s/ VIRGINIA R. COLES
                                            -----------------------------------
                                             VIRGINIA R. COLES
                                              Assistant Secretary




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                                   EXHIBIT "A"

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   INTUIT INC.

                                    ARTICLE I

        The name of the corporation is Intuit Inc. (the "Company").


                                   ARTICLE II

        The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, DE 19805. The name of its registered agent at that address is Corporation Service Company.


                                   ARTICLE III

        The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

        A.     AUTHORIZATION OF SHARES.

        The total number of shares of all classes of stock which the Company has authority to issue is 751,344,918 shares, consisting of two classes as follows:
750,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and 1,344,918 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

        B.     DESIGNATION OF FUTURE SERIES OF PREFERRED STOCK.

        The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of Preferred Stock.

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        Except as expressly provided in Part C of this Article IV or except as may be expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

        C.     SERIES A PREFERRED STOCK.

               1. Designation. One Hundred Forty-Four Thousand Nine Hundred Eighteen (144,918) of the shares of Preferred Stock of the Company are hereby designated Series A Preferred Stock, par value $0.01 per share (hereinafter referred to as the "Series A Stock"), with the powers, preferences, rights, limitations and restrictions specified herein.

               2. Dividends. Subject to the payment of dividends on senior series of Preferred Stock which may be created by the Board of Directors pursuant to this Article IV, the holders of the Series A Stock shall be entitled to receive, if, as and when declared by the Board of Directors, out of any assets legally available therefor, dividends at the rate determined by the Board of Directors. No dividend other than a stock dividend shall be paid on any share of Common Stock unless a dividend for each share of Series A Stock in an amount equal to the dividend for each share of Series A Stock in an amount equal to the dividend for each share of Common Stock multiplied by the number of shares of Common Stock into which each share of Series A Stock is then convertible is first declared and paid (or set apart for payment) on the Series A Stock. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series A Stock unless declared by the Board of Directors.

               3. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the shareholders of the Company shall be made in the following manner:

                      (a) Subject to and after the distribution of the liquidation preference(s) of all senior series of Preferred Stock which may be created by the Board of Directors pursuant to this Article IV, the holders of the Series A Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership of such stock, the amount of Seven Dollars and Fifty Cents ($7.50) for each share of Series A Stock then held by them, adjusted for any combinations, consolidations or stock distributions or dividends with respect to the shares of Series A Stock (a "Series A Stock Recapitalization Event"), plus any declared but unpaid dividends on the Series A Stock. If the assets and funds thus distributed among the holders of the Series A Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then, subject to the rights of any future series of Preferred Stock which may be created by the Board of Directors pursuant to this Article IV, the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Series A Stock in proportion to the number of shares of Series A Stock then held by them.

                      (b) After payment to the holders of Series A Stock of the amounts set forth in paragraph 3(a) hereof, the entire assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the number of shares of Common Stock then held by them.

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                      (c) The liquidation rights of the Series A Stock shall not be participating, and accordingly the holders of Series A Stock shall not be entitled to any payments on liquidation except as expressly set forth in this
Section 3.

                      (d) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 3.

               4. Voting Rights. Except as otherwise required by law, the holder of each share of the Series A Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Stock could then be converted, shall have voting rights and powers equal to the voting rights and powers of the Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded up).

               5. Conversion. The holders of the Series A Stock shall have conversion rights as follows (the "Conversion Rights"):

                      (a) Right to Convert.

                             (i) Each share of Series A Stock shall be
convertible, at the option of the holder, at any time after the date of issuance of such share, at the office of the Company or any transfer agent of the Series A Stock, into two (2) fully paid and nonassessable shares of Common Stock. (The number of shares of Common Stock into which one (1) share of Series A Stock may be converted is hereinafter referred to as the "Conversion Rate".)

                             (ii) Each share of Series A Stock shall
automatically be converted into shares of Common Stock at the then effective Conversion Rate upon the first to occur of (i) August 31, 1993, or (ii) the last day of the first fiscal year in which the Company has net income after provision for income taxes, as shown on the Company's audited financial statements, of at least $9,000,000, or (iii) the closing of an underwritten public offering of the Company's Common Stock at an aggregate public offering price of at least $10,000,000 and a per share price equal to or greater than $7.00, (as appropriately adjusted for any combinations, consolidations, or stock distributions or dividends with respect to shares of Common Stock (a "Common Stock Recapitalization Event"), or (iv) the vote or written consent by holders of at least two-thirds (2/3) of the then outstanding shares of Series A Stock to convert the Series A Stock into Common Stock or (v) when less than 250,000 shares of Series A Stock (as appropriately adjusted for any Series A Stock Recapitalization Event) remain outstanding (the "Automatic Conversion Events"). Upon an Automatic Conversion Event, each outstanding option, warrant or right to purchase or acquire one (1) share of Series A Stock shall automatically be converted into an option, warrant or right to purchase or acquire that number of shares of Common Stock into which each outstanding share of Series A Stock was converted upon such Automatic Conversion Event.

                      (b) Mechanics of Conversion. Before any holder of Series A Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates for such shares, duly endorsed, at the office of the Company or of any transfer agent for the Series A Stock, or notify the Company or its transfer agent that such Series A Stock certificates have been lost,

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stolen or destroyed and execute an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates, and shall give written notice to the Company at such office that he elects to convert the same and shall state in the notice the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Company shall then, as soon as is practicable, issue and deliver at such office to such holder of Series A Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that in the event of automatic conversion pursuant to paragraph 5(a)(ii), such conversion shall be deemed to have been made upon the occurrence of the Automatic Conversion Event triggering such conversion without any further action by the holders of shares of Series A Stock, though the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such Series A Stock certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

                      (c) Mechanics for Combinations or Consolidations of Common Stock. In the event the Company at any time or from time to time after the date that a share of Series A Stock is first issued (hereinafter referred to as the "Original Issue Date") effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares, then and in each such event the Conversion Rate shall be increased (in the case of a subdivision) or decreased (in the case of a combination) proportionately.

                      (d) Adjustment for Certain Dividends, Distributions and Common Stock Equivalents. In the event the Company at any time or from time to time after the Original Issue Date shall make, use or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder to receive additional shares of Common Stock, without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise), then, and in each such event, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such outstanding as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date. In each such event the Conversion Rate shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate by a fraction.

                             (i) the numerator of which shall be the total
number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents; and

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                             (ii) the denominator of which shall be the total
number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, (A) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed for such distribution, then the Conversion Rate shall be recomputed accordingly as of the close of business on such record date and the Conversion Rate shall be adjusted pursuant to this paragraph 5(d) as of the time of actual payment of such dividend or distribution; (B) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Common Stock issuable upon conversion or exercise thereof (or upon the occurrence of a record date with respect thereto), then the Conversion Rate, and any subsequent adjustments based thereon, shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; (C) upon the expiration of any rights of conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Rate computed upon the original issue (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, that were actually issued upon the conversion or exercise of such Common Stock Equivalents; and (D) in the case of Common Stock Equivalents that expire by their terms not more than sixty (60) days after the date of issuance, no adjustment of the Conversion Rate shall be made until the expiration or exercise of all such Common Stock Equivalents, whereupon such adjustment shall be made in the manner provided in clause (C).

                      (e) Adjustments for Other Reclassifications, Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall effect a reclassification of its Common Stock (other than one resulting in the issue of additional shares of Common Stock) or shall make, issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each such event, provision shall be made so that the holders of Series A Stock shall receive upon conversion of each share of Series A Stock the number of shares of stock or other securities to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Series A Stock would have been entitled in such reclassification, dividend or distribution.

                      (f) Adjustments for Merger or Reorganization, etc. In the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation) or the conveyance of all or substantially all of the assets of the Company to another corporation, such share of Series A Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such Series A Stock would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Stock.

                      (g) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution,



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issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Article IV by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Stock against impairment.

                      (h) Certificate as to Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Section 5 and prepare and furnish to each holder of Series A Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate in effect at the time, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series A Stock.

                      (i) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend (other than a cash dividend) or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Stock at least twenty (20) days prior to the record date specified in such notice, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or rights, and the amount and character of such dividend, distribution, or right.

                      (j) Issue Taxes. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Stock.

                      (k) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                      (l) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares (including fractional shares) of Series A Stock. All shares of Common Stock (including fractions) issuable upon conversion of shares of Series A Stock by a holder of such stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after aggregation, the conversion would result in the issuance of a fractional share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Company).

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                      (m) Notices. Any notice required by the provisions of this
Section 5 to be given to the holders of shares of Series A Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

               6. Amendment. Any of the rights of the Series A Stock specified in this Certificate may be reduced, restricted, or eliminated (either generally or in a particular instance and either retrospectively or prospectively) with the written consent of (a) the Company and (b) the holders of a majority of the Series A Stock then outstanding. All other amendments to this Part C of this
Article IV and any waiver of the observance of any form hereof, shall be made in accordance with the provisions of the General Corporation Law of the State of Delaware, as in effect from to time. Any such reduction, restriction, elimination, amendment, or waiver so effected shall be binding upon the Company and any holder of Series A Stock or Common Stock.

               7. Status of Converted Shares. Upon the conversion of all outstanding shares of Series A Stock into shares of Common Stock pursuant to an Automatic Conversion Event, such converted shares of Series A Stock shall be cancelled and shall not thereafter be issuable by the Company.




        D.      SERIES B JUNIOR PARTICIPATING PREFERRED STOCK.

        The powers, preferences and relative participating, optional and other special rights, and qualifications, limitations, and restrictions of the Company's Series B Junior Participating Preferred Stock, as designated pursuant to a Certificate of Designation filed in the Office of the Secretary of State of the State of Delaware on May 5, 1998, as amended by a Certificate of Increase filed in the Office of the Secretary of State of the State of Delaware on November 9, 1999, are as follows:

               Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Junior Participating Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

               Section 2. Dividends and Distributions.

                      (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount (if any) per




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        share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph
        (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                      (C) Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

               Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                      (A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by

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        reclassification or otherwise than by payment of a dividend in shares of
        Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                      (C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               Section 4. Certain Restrictions.

                      (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in
        Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                             (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                             (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                             (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred Stock.

                      (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

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               Section 5. Reacquired Shares. Any shares of Series B Preferred
        Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.


               Section 6. Liquidation, Dissolution or Winding Up.

                      (A) Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of Common Stock, the amount of $10.00 per share for each share of Series B Preferred Stock then held by them. Thereafter, the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (B) If the assets of the Corporation legally available for distribution to the holders of shares of Series B Preferred Stock upon liquidation, dissolution or winding up of the Corporation are insufficient to pay the full preferential amount set forth in the first sentence of paragraph (A) above, then the entire assets of the Corporation legally available for distribution to the holders of Series B Preferred Stock shall be distributed among such holders in proportion to the shares of Series B Preferred Stock then held by them.

                      (C) The foregoing rights upon liquidation, dissolution or winding up provided to the holders of Series B Preferred Stock shall be subject to the rights of the holders of any other series of Preferred Stock (or any other stock) ranking prior and superior to the Series B Preferred Stock upon liquidation, dissolution or winding up.

               Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare


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        or pay any dividend on the Common Stock payable in shares of Common
        Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 8. No Redemption. The shares of Series B Preferred Stock shall not be redeemable.

                                    ARTICLE V

        To the fullest extent permitted by law, no director of the Company shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Neither any amendment nor repeal of this Article V, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article V, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Company existing at the time of such amendment, repeal or adoption of such an inconsistent provision.


                                   ARTICLE VI

        The Board of Directors of the Company shall have the power to adopt, amend or repeal Bylaws of the Company.


                                   ARTICLE VII

        Election of directors need not be by written ballot, unless the Bylaws of the Company shall so provide.

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